UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2015

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of the Matters to a Vote of Security Holders

The C.H. Robinson Worldwide, Inc. (the “Company”) 2015 Annual Meeting of Shareholders was held on May 7, 2015 in Eden Prairie, Minnesota. The number of outstanding shares on the record date for the 2015 Annual Meeting was 147,855,864. At the 2015 Annual Meeting, 130,134,784 shares, or approximately 88 percent of the outstanding shares, were represented in person or by proxy. At the 2015 Annual Meeting of Shareholders, the shareholders of the Company: (1) elected each of the nine director nominees set forth below to serve one-year terms, expiring at the 2016 Annual Meeting of Shareholders; (2) approved, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers; (3) approved the Company’s 2015 Non-Equity Incentive Plan, and (4) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The results of the matters voted upon by the shareholders are as follows:

	Number of Shares
	For	Against	Abstain	Broker Non-Vote
Election of Directors
Scott P. Anderson	103,291,827	1,221,278	238,402	25,383,277

Robert Ezrilov	102,090,010	2,423,111	238,386	25,383,277

Wayne M. Fortun	102,864,275	1,653,952	233,280	25,383,277

Mary J. Steele Guilfoile	103,577,331	926,074	248,102	25,383,277

Jodee A. Kozlak	103,539,201	972,737	239,569	25,383,277

Rebecca Koening Roloff	103,393,032	1,119,808	238,667	25,383,277

Brian P. Short	90,914,786	13,597,641	239,080	25,383,277

James B. Stake	103,838,835	673,659	239,013	25,383,277

John P. Wiehoff	99,833,834	4,233,172	684,501	25,383,277

Approval, on a non-binding basis, of the compensation of the Company’s Named Executive Officers	87,808,110	16,223,773	719,624	25,383,277

Approval of the Company’s 2015 Non-Equity Incentive Plan	102,801,909	1,682,332	267,266	25,383,277

Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered auditors for the fiscal year ending December 31, 2015	129,028,072	942,839	163,873	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell
Ben G. Campbell Chief Legal Officer and Secretary

Date: May 11, 2015